UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2004

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST X

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On September 7, 2004 the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Wholesale Auto Receivables Corporation will issue the following: $2,000,000,000 Class A Floating Rate Asset Backed Term Notes, Series 2004-A, $131,148,000 Class B Floating Rate Asset Backed Term Notes, Series 2004-A and $54,645,000 Class C Floating Rate Asset Backed Term Notes, Series 2004-A (“2004-A Term Notes”). Only the 2004-A Term Notes are offered thereby. The series term sheet is attached hereto as Exhibit 99.

ITEM 9.01    EXHIBITS

Exhibit 99.	The following is filed as an Exhibit to this Report under Exhibit 99

Series Term Sheet dated September 7, 2004, with respect to the proposed issuance of the Floating Rate Asset Backed Term Notes, Series 2004-A of Superior Wholesale Inventory Financing Trust X.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST X

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION
(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: September 9, 2004		/s/ JEROME B. VAN ORMAN, JR.
Jerome B. Van Orman, Jr. Vice President—Finance and Chief Financial Officer of GMAC North American Operations

EXHIBIT INDEX

Exhibit No.	Description
99	Series Term Sheet dated September 7, 2004, with respect to the proposed issuance of the Floating Rate Asset Backed Term Notes, Series 2004-A of Superior Wholesale Inventory Financing Trust X.